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                                                                  EXHIBIT 23.5

                          INDEPENDENT AUDITORS CONSENT



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 28, 1997, with respect to the financial statements of The Home Savings and Loan Company, included in the Registration Statement on Form S-4 and the related Prospectus of United Community Financial Corp. for the issuance of up to 1,700,000 common shares and the Proxy Statement of Butler Wick Corp. for special meeting of shareholders.




                                       Packer, Thomas & Co.


Youngstown, Ohio
June 4, 1999